Exhibit 99.1

MEAD JOHNSON REPORTS STRONG SALES GROWTH IN ASIA AND LATIN AMERICA

FOR FIRST QUARTER OF 2009;

INITIAL 2009 GUIDANCE ANTICIPATES RECORD YEAR

EVANSVILLE, Ind., (April 28, 2009) – Mead Johnson Nutrition Company (NYSE: MJN), which became a public company following its initial public offering (IPO) in February 2009, announced today its financial results for the first quarter ended March 31, 2009, including:

•	GAAP earnings of $0.55 per diluted share for the first quarter of 2009, down from $0.77 per diluted share for the year-ago first quarter, reflecting the impact of the IPO and other related items.

•

Non-GAAP earnings of $0.57 per diluted share, compared with $0.56 per diluted share for the first quarter a year ago. Non-GAAP results exclude factors affecting comparability(1) resulting from the IPO.

•	First quarter GAAP sales down 1 percent; non-GAAP sales up 7 percent, excluding foreign exchange, driven by strong performance in Asia and Latin America.

•

The company expects full-year 2009 non-GAAP EPS in the range of $1.90 to $2.05, compared with $1.90 per share in 2008. GAAP estimate for 2009 is $1.82 to $1.97 per diluted share compared with $2.32 per share in 2008.

(1)

Mead Johnson, formerly a wholly owned subsidiary of Bristol-Myers Squibb Company, completed its initial public offering (IPO) in February 2009. Adjusted non-GAAP (non-GAAP) results for 2008 and 2009 have been adjusted for the factors affecting comparability due to the IPO. (See “Factors Affecting Comparability – Adjusted Non-GAAP Financial Measures” and the detailed reconciliation of GAAP and non-GAAP results included in this release.)

“We are pleased to report very solid results for the first quarter of 2009,” said Mead Johnson Chief Executive Officer Stephen W. Golsby. “Our performance reflects the extraordinary commitment of our employees around the world to execute our growth strategy successfully while also completing the complex IPO process. While mindful of the challenging economic environment, we remain on track to deliver record earnings in 2009. We expect our full-year results will be driven by double-digit revenue gains in our key growth markets in Asia and Latin America and supported by innovative new products scheduled for launch in the United States and internationally through the remainder of 2009. We will increase our investment spending in 2009 to secure our long-term growth and to support these new product introductions.”

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First Quarter GAAP Results

Net sales for the first quarter of 2009 totaled $693.0 million, down from $703.3 million in the year-ago first quarter. Sales in the 2008 first quarter include revenue from operations that were not transferred to Mead Johnson in the IPO. Gross profit declined in the first quarter of 2009 to $445.4 million, down from $451.5 million a year earlier, on lower sales. Total operating expenses in the first quarter increased to $256.6 million, up from $242.3 million, primarily due to specified IPO and other costs included in the first quarter of 2009 and spending to support business growth. Interest expense in the first quarter of 2009 totaled $28.0 million. The company did not record any interest expense in the first quarter of 2008 because it was a wholly owned subsidiary of Bristol-Myers Squibb Company (BMS) and carried no debt at that time. The effective tax rate (ETR) for the first quarter of 2009 was 33.7 percent versus 36.7 percent for the first quarter of 2008. Net earnings attributable to Mead Johnson Nutrition Company (MJN) for the first quarter of 2009 totaled $103.5 million, or $0.55 per diluted share, compared with $130.6 million, or $0.77 per diluted share, for the year-ago quarter. This decline in earnings per share is due to the factors affecting comparability noted above. In addition, there were approximately 188.8 million weighted-average shares outstanding in the first quarter of 2009, versus 170.0 million shares in the first quarter of 2008.

First Quarter GAAP Segment Results

The Asia/Latin America segment reported net sales of $389.8 million for the first quarter of 2009, up from $349.2 million for the first quarter of 2008. Earnings before interest and taxes (EBIT) totaled $148.7 million for the first quarter of 2009, compared with $131.5 million in the year-ago first quarter.

The North America/Europe segment reported net sales of $303.2 million for the first quarter of 2009, down from $354.1 million for the first quarter of 2008. EBIT totaled $101.2 million for the first quarter of 2009, compared with $122.8 million for the year-ago first quarter.

First Quarter Non-GAAP Results

Specified IPO costs and other items affect the comparability of the company’s financial results between 2008 and 2009. Therefore, the company believes that using non-GAAP financial measures adjusted for the impact of the IPO and other items provide a better indication of the company’s underlying operating results and enhance an investor’s ability to understand the company’s financial performance.

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For the first quarter of 2009, non-GAAP net sales were down slightly to $693.0 million from $696.0 million a year earlier. Sales benefited from higher pricing by 8 percent, which was offset by the effect of currency, which reduced sales by 7 percent, and volume, which was down 1 percent. Significant volume growth was reported in international markets, particularly in Asia where volume grew in double digits. These gains were offset by declines in the United States. Non-GAAP EBIT decreased 2 percent to $203.6 million in the first quarter of 2009, down from $207.3 million. Non-GAAP net earnings attributable to MJN increased 2 percent in the first quarter of 2009 to $115.8 million, or $0.57 per diluted share, up from $113.5 million, or $0.56 per diluted share, for the same quarter a year ago.

Non-GAAP gross margin for the first quarter of 2009 was unchanged compared with the year-ago quarter. The benefits from higher prices and ongoing productivity improvements completely offset the adverse effect of changes in geographic and product mix and lower fixed-cost absorption due to the increase in manufacturing capacity to support future growth. The increase in operating expenses in the first quarter of 2009 was primarily due to higher investment spending to build the sales force in China and approximately $6 million of costs associated with being a stand-alone public company. The expense increase was partially offset by lower advertising and promotional spending, which reflects the timing of new products scheduled to be introduced later in the year.

Non-GAAP earnings attributable to MJN and EPS in 2009 benefited from a lower ETR compared with 2008. The non-GAAP ETR in the first quarter of 2009 was 32.3 percent versus 36.3 percent for the year-ago first quarter. The lower rate was achieved by permanently reinvesting earnings from certain international subsidiaries outside the United States.

First Quarter Non-GAAP Segment Results

The Asia/Latin America segment reported non-GAAP sales of $389.8 million for the first quarter of 2009, a 13 percent increase from $344.0 million for the first quarter a year ago. The 13 percent sales increase was comprised of a 15 percent benefit from price and 8 percent from volume, which was reduced by 10 percent due to the impact of foreign exchange.

The Asia/Latin America segment reported non-GAAP EBIT of $148.7 million for the first quarter of 2009, up 14 percent from $130.6 million a year earlier. The increase in EBIT was primarily related to sales growth and the timing of expense spending for new product introductions, offset by the adverse impact from foreign exchange.

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The North America/Europe segment reported non-GAAP sales of $303.2 million for the first quarter of 2009, down 14 percent from $352.0 million for the year-ago first quarter. For the segment, sales benefited 2 percent from higher pricing, which was offset by a 12 percent decline in volume and a 4 percent decline due to foreign exchange. The volume sales decline resulted from weaker performance in the U.S. market due to share losses driven by inroads from private label, the impact of contract changes in the government-sponsored WIC (Women, Infants and Children) program and the timing of product innovations relative to those of competitors. In addition, sales were affected by the reduction of warehouse inventories by retailers.

The North America/Europe segment reported non-GAAP EBIT of $101.2 million for the first quarter of 2009, down 17 percent from $121.8 million in the first quarter of 2008. The decrease in EBIT was primarily due to lower sales partially offset by lower operating expenses related to the timing of spending behind new product introductions.

Outlook for 2009

The company expects to report non-GAAP EPS in the range of $1.90 to $2.05 for 2009. Key assumptions underlying this non-GAAP estimate include: net sales increase in the range of 5 percent to 7 percent, excluding the effect of foreign exchange; modest leverage from higher sales reflected in EBIT margins; an effective tax rate between 30 percent and 33 percent, and 204.5 million basic and diluted shares outstanding. The non-GAAP earnings guidance excludes specified IPO and other costs and the related effect on the tax rate, which total approximately $.08 per share. Therefore, the GAAP estimate for 2009 is $1.82 to $1.97 per diluted share.

Conference Call Scheduled

The company will host a conference call at 8:30 a.m. CDT today during which company executives will review first quarter financial results and respond to questions from analysts and investors. The call will be broadcast over the Internet at meadjohnson.com. To listen to the call, go to the Web site at least 15 minutes before the call and click on the Investors tab. Security analysts and investors wishing to participate by telephone should call 1-877-718-5108, pass code: Mead Johnson. Callers outside of North America should call +1-719-325-4815, to be connected. A replay of the conference call will be available through midnight CDT Tuesday, May 5, 2009, by calling 1-888-203-1112 or 1-719-457-0820, pass code: 9860754. The replay will also be available at meadjohnson.com.

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Forward-Looking Statements

Certain statements in this news release are forward looking as defined in the Private Securities Litigation Reform Act of 1995. These statements, which are identified by words such as “expects,” “intends” and “believes,” involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this news release. These risks include, but are not limited to: (1) the ability to sustain brand strength, particularly the Enfa family of brands; (2) the effect on the company’s reputation of real or perceived quality issues; (3) the adverse effect of commodity price increases; (4) increased competition from branded, private label, store and economy-branded products; (5) the effect of an economic downturn on consumers’ purchasing behavior; (6) the adverse effect of changes in foreign currency exchange rates; (7) the possibility of changes in the Women, Infant and Children (WIC) program, or increases in levels of participation in WIC; and (8) the ability to develop and market new, innovative products. For additional information on these and other factors, see the risk factors identified in the company’s Annual Report on Form 10-K for 2008, available upon request or at meadjohnson.com.

About Mead Johnson

Mead Johnson (NYSE: MJN), a global leader in pediatric nutrition, develops, manufactures, markets and distributes more than 70 products in 50 markets worldwide. The company’s mission is to create nutritional brands and products trusted to give infants and children the best start in life. The Mead Johnson name has been associated with science-based pediatric nutrition products for over 100 years. The company’s “Enfa” family of brands, including Enfamil® infant formula, is the world’s leading brand franchise in pediatric nutrition. For more information, go to meadjohnson.com.

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MEAD JOHNSON NUTRITION COMPANY

PRELIMINARY STATEMENTS OF EARNINGS

THREE MONTHS ENDED MARCH 31, 2009 AND 2008

(Dollars and Shares in millions, except Per Share Data)

(UNAUDITED)

	Three Months Ended March 31,
	2009	2008
NET SALES	$693.0	$703.3
COST OF PRODUCTS SOLD	247.6	251.8

GROSS PROFIT	445.4	451.5

MARKETING, SELLING AND ADMINISTRATIVE	163.4	138.9
ADVERTISING AND PRODUCT PROMOTION	75.9	84.2
RESEARCH AND DEVELOPMENT	15.3	16.3
OTHER EXPENSES—NET	2.0	2.9

EARNINGS BEFORE INTEREST AND INCOME TAXES	188.8	209.2

INTEREST EXPENSE—NET	28.0	—

EARNINGS BEFORE INCOME TAXES	160.8	209.2
PROVISION FOR INCOME TAXES	(54.2)	(76.7)

NET EARNINGS	106.6	132.5

Less Net Earnings Attributable to Noncontrolling Interest	(3.1)	(1.9)

NET EARNINGS ATTRIBUTABLE TO MEAD JOHNSON NUTRITION COMPANY	$103.5	$130.6

Earnings per Common Share – Basic
Net Earnings attributable to Mead Johnson Nutrition Company common shareholders	$0.55	$0.77

Earnings per Common Share – Diluted
Net Earnings attributable to Mead Johnson Nutrition Company common shareholders	$0.55	$0.77

Weighted Average Common Shares Outstanding
Basic	188.8	170.0
Diluted	188.8	170.0

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MEAD JOHNSON NUTRITION COMPANY

SELECTED FINANCIAL STATEMENT INFORMATION

(Dollars in millions)

(UNAUDITED)

	March 31, 2009	December 31, 2008
Cash and Cash Equivalents	$358.7	$—
Receivables—net of allowances of $7.0 and $7.0, respectively	264.9	262.7
Inventories	321.2	354.3
Accounts Payable	181.3	198.5
Related Party Debt and Lease	1,807.0	2,000.0

	Three Months Ended March 31,
	2009	2008
Depreciation and Amortization	$13.9	$12.3
Capital Expenditures	8.7	10.9

Factors Affecting Comparability – Adjusted Non-GAAP Financial Measures

This news release contains adjusted non-GAAP (non-GAAP) financial measures, including non-GAAP net sales, earnings and earnings per share information, adjusted for factors that affect comparability due to the impact of the company’s IPO. The items included in GAAP measures, but excluded for the purpose of determining non-GAAP net sales, EBIT, earnings and earnings per share, are the impact of operating model adjustments and specified IPO and other costs. In addition, other adjusted items include interest expense due to changes in the capital structure, the ETR due to the impact of specified IPO and other costs on the tax rate, and the number of shares outstanding to reflect the increase in shares due to the IPO. Non-GAAP net sales, EBIT, earnings and earnings per share information adjusting for these items is an indication of the company’s underlying operating results and intended to enhance an investor’s overall understanding of the company’s financial performance. In addition, this information is among the primary indicators the company uses as a basis for evaluating company performance, setting incentive compensation targets, and planning and forecasting of future periods. This information is not intended to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

The tables that reconcile GAAP to non-GAAP disclosure and the accompanying footnotes follow:

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MEAD JOHNSON NUTRITION COMPANY

ADJUSTED NON-GAAP 2009 OPERATING RESULTS

THREE MONTHS ENDED MARCH 31, 2009

($ in millions)

	2009 Adjusted Non-GAAP	2008 Adjusted Non-GAAP	% Change	% Change Due to
				Volume	Price	Foreign Exchange
Net Sales
Asia / Latin America	389.8	344.0	13%	8%	15%	-10%
North America / Europe	303.2	352.0	-14%	-12%	2%	-4%

Total	$693.0	$696.0	0%	-1%	8%	-7%

Earnings Before Interest and Income Taxes
Asia / Latin America	148.7	130.6	14%
North America / Europe	101.2	121.8	-17%
Corporate and Other	(46.3)	(45.1)	3%

Total	$203.6	$207.3	-2%

Earnings Before Interest and Income Taxes	$203.6	$207.3	-2%

Net Earnings Attributable to MJN	$115.8	$113.5	2%

Earnings Per Common Share—Diluted:
Weighted Average Common Shares Outstanding—Diluted	204.5	204.5
Net Earnings Attributable to MJN Shareholders	$0.57	$0.56

MEAD JOHNSON NUTRITION COMPANY

RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP 2009 RESULTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2009

(Amounts in millions, except per share data)

	GAAP	Specified IPO & Other Costs (2)	Adjusted Non-GAAP
Net Sales	$693.0		$693.0
Cost of Products Sold	247.6		247.6

Gross Profit	445.4		445.4

Marketing, Selling and Administrative	163.4	(17.2)	146.2
Advertising and Product Promotion	75.9		75.9
Research and Development	15.3		15.3
Other Expenses—net	2.0	2.4	4.4

Earnings Before Interest and Income Taxes	$188.8	$14.8	$203.6

Interest Expense	(28.0)		(28.0)
Provision for Income Taxes	(54.2)	$(2.5)	(56.7)

Net Earnings	$106.6		$118.9

Less Net Earnings Attributable to Noncontrolling Interest	(3.1)		(3.1)

Net Earnings Attributable to MJN	$103.5		$115.8

Earnings Per Common Share—Basic: (5)
Weighted Average Common Shares Outstanding—Basic	188.8		204.5
Net Earnings Attributable to MJN Shareholders	$0.55		$0.57

Earnings Per Common Share—Diluted: (5)
Weighted Average Common Shares Outstanding—Diluted	188.8		204.5
Net Earnings Attributable to MJN Shareholders	$0.55		$0.57

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MEAD JOHNSON NUTRITION COMPANY

RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP 2008 RESULTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2008

(Amounts in millions, except per share data)

	GAAP	Operating Model Adjustments (1)	Specified IPO & Other Costs (2)	Interest Expense (3)	Tax (4)	Adjusted Non-GAAP
Net Sales	$703.3	(7.3)				$696.0
Cost of Products Sold	251.8	(3.2)				248.6

Gross Profit	451.5	(4.1)				447.4

Marketing, Selling and Administrative	138.9	(1.7)				137.2
Advertising and Product Promotion	84.2	0.1				84.3
Research and Development	16.3					16.3
Other Expenses – net	2.9	(0.6)				2.3

Earnings Before Interest and Income Taxes	$209.2	$(1.9)				$207.3

Interest Expense				$(26.0)		(26.0)
Provision for Income Taxes	(76.7)				$10.8	(65.9)

Net Earnings	$132.5					$115.4

Less Net Earnings Attributable to Noncontrolling Interest	(1.9)					(1.9)

Net Earnings Attributable to MJN	$130.6					$113.5

Earnings Per Common Share—Basic: (5)
Weighted Average Common Shares Outstanding—Basic	170.0					204.5
Net Earnings Attributable to MJN Shareholders	$0.77					$0.56

Earnings Per Common Share—Diluted: (5)
Weighted Average Common Shares Outstanding—Diluted	170.0					204.5
Net Earnings Attributable to MJN Shareholders	$0.77					$0.56

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MEAD JOHNSON NUTRITION COMPANY

RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP 2009 SEGMENT REPORTING

THREE MONTHS ENDED MARCH 31, 2009

($ in millions)

	Net Sales			Earnings Before Interest and Income Taxes

	GAAP	Operating Model Adjustments (1)	Adjusted Non- GAAP	GAAP	Operating Model Adjustments (1)	Specified IPO & Other Costs (2)	Adjusted Non- GAAP
Asia / Latin America	389.8	—	389.8	148.7	—	—	148.7
North America / Europe	303.2	—	303.2	101.2	—	—	101.2
Corporate and Other				(61.1)	—	14.8	(46.3)

Total	$693.0	$—	$693.0	$188.8	$—	$14.8	$203.6

MEAD JOHNSON NUTRITION COMPANY

RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP 2008 SEGMENT REPORTING

THREE MONTHS ENDED MARCH 31, 2008

($ in millions)

	Net Sales			Earnings Before Interest and Income Taxes

	GAAP	Operating Model Adjustments (1)	Adjusted Non-GAAP	GAAP	Operating Model Adjustments (1)	Specified IPO & Other Costs (2)	Adjusted Non-GAAP
Asia / Latin America	349.2	(5.2)	344.0	131.5	(0.9)	—	130.6
North America / Europe	354.1	(2.1)	352.0	122.8	(1.0)	—	121.8
Corporate and Other				(45.1)			(45.1)

Total	$703.3	$(7.3)	$696.0	$209.2	$(1.9)	$—	$207.3

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MEAD JOHNSON NUTRITION COMPANY

RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP 2008 RESULTS OF OPERATIONS

TWELVE MONTHS ENDED DECEMBER 31, 2008

(Amounts in millions, except per share data)

	GAAP	Operating Model Adjustments (1)	Specified IPO & Other Costs (2)	Interest Expense (3)	Tax (4)	Adjusted Non- GAAP
Net Sales	$2,882.4	(35.9)				$2,846.5
Cost of Products Sold	1,079.8	(15.5)				1,064.3

Gross Profit	1,802.6	(20.4)				1,782.2

Marketing, Selling and Administrative	651.7	(7.7)	(41.8)			602.2
Advertising and Product Promotion	369.3	(5.2)				364.1
Research and Development	72.8	(0.1)				72.7
Other Expenses—net	13.1	(1.5)	(3.0)			8.6

Earnings Before Interest and Income Taxes	$695.7	$(5.9)	$44.8			$734.6

Interest Expense	(43.3)			$(60.5)		(103.8)
Provision for Income Taxes	(251.4)				$17.0	(234.4)

Net Earnings	401.0					396.4

Less Net Earnings Attributable to Noncontrolling Interest	(7.1)					(7.1)

Net Earnings Attributable to MJN	$393.9					$389.3

Earnings Per Common Share—Basic: (5)
Weighted Average Common Shares Outstanding—Basic	170.0					204.5
Net Earnings Attributable to MJN Shareholders	$2.32					$1.90

Earnings Per Common Share—Diluted: (5)
Weighted Average Common Shares Outstanding—Diluted	170.0					204.5
Net Earnings Attributable to MJN Shareholders	$2.32					$1.90

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Notes to Tables Reconciling GAAP and Non-GAAP Results

(1)	Operating Model Adjustments for 2008

In Brazil, the company’s ability to operate a new stand-alone subsidiary will be delayed for a period of time due to certain statutory and regulatory requirements for permits and applications. Until the company is able to operate as a stand-alone entity in Brazil, BMS will distribute and record sales for Mead Johnson products. Mead Johnson will conduct marketing activities and record service revenue equal to the company’s marketing costs plus a markup. In Europe, the company will transition from using BMS to distribute products to a third-party distributor model. This will reduce net sales by the amount of the distributors’ margin and lower costs for distribution-related expenses that historically have been recorded in marketing, selling and administrative expenses. In Mexico, the company’s business will be operated through a newly formed operating subsidiary that is expected to incur higher profit sharing costs than were allocated to Mead Johnson when it was operated within a BMS legal entity.

(2)	Specified IPO and Other Costs

The company incurred costs in connection with its IPO, including costs related to legal, accounting, systems implementation and consulting services. Results for the first quarter of 2009 include specified costs of $17.2 million related to the IPO and $7.6 million related to severance, offset by a $10.0 million patent settlement. There were no such costs in the first quarter of 2008.

(3)	Interest Expense

On Aug. 26, 2008, the company issued a $2.0 billion inter-company note to BMS. In the first quarter of 2009, the company incurred interest on the $2.0 billion inter-company note up to the IPO and on approximately $1.8 billion of debt outstanding for the remainder of the quarter. The company had no debt outstanding in the first quarter of 2008.

(4)	Effective Tax Rate

The company’s effective tax rate (ETR) for the first quarters of 2009 and 2008 was 33.7 percent and 36.7 percent, respectively. Adjusting for the non-deductibility of certain IPO costs, the non-GAAP ETR for the first quarters of 2009 and 2008 was 32.3 percent and 36.3 percent, respectively.

(5)	Shares Outstanding

Prior to Feb. 10, 2009, there were 170.0 million shares of common stock outstanding. The company issued an additional 34.5 million shares of common stock in the IPO. As a result, Mead Johnson currently has 204.5 million common shares outstanding.

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Contacts:

Investors: Kathryn Chieger, (812) 429-7358, kathryn.chieger@mjn.com

Media: Pete Paradossi, (812) 429-7413, pete.paradossi@mjn.com